Exhibit 11.1

                               EMCORE CORPORATION
                  STATEMENT OF COMPUTATION OF PER SHARE AMOUNTS
              FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1996 AND 1997
                                   (Unaudited)
                    (in thousands, except per share amounts)
                                                                                        TWELVE MONTHS
                                                                                       ENDED SEPTEMBER 30,
                                                                  ---------------------------------------------------
                                                                           1995              1996             1997
                                                                  ---------------- ----------------- ----------------
Income (loss) before extraordinary item.......................            $1,516           $(3,176)         $(5,333)
Extraordinary loss............................................                                                 (286)
                                                                  ---------------- ----------------- ----------------
Net income (loss).............................................            $1,516           $(3,176)         $(5,619)
                                                                  ================ ================= ================
Primary earnings per share calculation:
Weighted average shares outstanding:
     Common stock.............................................             1,619             2,994            4,669
     Common stock equivalent(1)...............................             1,526             1,444              361
                                                                  ---------------- ----------------- ----------------

Primary weighted average common shares and equivalents........             3,145             4,438            5,030
                                                                  ================ ================= ================
Income (loss) before extraordinary item.......................             $0.48            $(0.72)          $(1.06)
Extraordinary loss............................................                                                (0.06)
                                                                  ---------------- ----------------- ----------------
Net income (loss) per share...................................             $0.48            $(0.72)          $(1.12)
                                                                  ================ ================= ================

Fully diluted earnings per share calculation: (2)
Weighted average shares outstanding:
     Common stock.............................................             1,619             2,994            4,669
     Common stock equivalent(1)...............................             1,526             1,444              361

Fully diluted weighted average common shares and equivalents..             3,145             4,438            5,030
                                                                  ================ ================= ================

Income (loss) before extraordinary item.......................             $0.48            $(0.72)          $(1.06)
Extraordinary loss............................................                                                (0.06)
                                                                  ---------------- ----------------- ----------------
Net income (loss) per share...................................             $0.48            $(0.72)          $(1.12)
                                                                  ================ ================= ================

<F1> Under the provisions of Securities and Exchange  Commission  Staff Bulletin
     No. 64 ("SAB" No. 64), common stock and common stock equivalents issued by the company within one year or in contemplation of the Company's offering are treated as if they were outstanding for all periods presented prior to the Company's IPO. After the IPO is effective, the determination of common stock and equivalents has been determined on basis consistent with APB Opinion No. 15, which states "outstanding options and warrants should be included in the EPS computation only if they have a dilutive effect."

<F2> This calculation is submitted in accordance with Securities Exchange Act of
     1934 Release No. 9083 although not required by footnote 2 of paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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